410 N. Michigan Ave. Chicago, Illinois 60611, U.S.A

News Announcement
For Immediate Release

Exhibit 99.2

Oil-Dri’s Board of Directors Declares Quarterly Dividends
and Approves Two-for-One Stock Split

CHICAGO—(October 9, 2024)— The Board of Directors of Oil-Dri Corporation of America (NYSE: ODC) today declared quarterly cash dividends of $0.31 per share of the Company’s Common Stock and $0.233 per share of the Company’s Class B Stock and approved a two-for-one stock split in the form of a stock dividend.

The quarterly cash dividends will be payable on November 22, 2024 to stockholders of record at the close of business on November 8, 2024. Oil-Dri has paid cash dividends continuously each year since 1974 and has increased dividends annually for twenty-one consecutive years.

The stock split is subject to stockholder approval of an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock to accommodate the stock split. The Company intends to seek stockholder approval for this amendment at its upcoming annual meeting on December 11, 2024.

If the Certificate of Incorporation amendment is approved, the Company expects to file the amendment with the Secretary of State of the State of Delaware and to implement the stock split and authorized share increase promptly following the annual meeting. Following stockholder approval and the filing and effectiveness of the Certificate of Incorporation amendment, stockholders of record at the close of business on December 20, 2024, the record date of the stock split, will receive one additional share of Common Stock for every share of Common Stock held on the record date, and one additional share of Class B Stock for every share of Class B Stock held on the record date. Oil-Dri expects the additional shares will be distributed after market close on January 3, 2025. Shares of Oil-Dri’s Common Stock are expected to begin trading on a post-split basis at market open on January 6, 2025.

Daniel S. Jaffee, Chairman of the Board, President and Chief Executive Officer stated, “Our decision to implement this stock split reflects our desire to strengthen our market position and enhance stockholder value. The trading price of our Common Stock has doubled since October of 2022, and we believe the enhanced liquidity resulting from the stock split will make our shares more affordable and attractive to a broader investor base. We are also pleased to reward our loyal stockholders with quarterly cash dividends."

Stockholders are not required to take any action in order to receive shares pursuant to the stock split, and the book entry accounts of the stockholders of record will automatically be credited with the additional shares representing the stock split. If shares are held in a brokerage account, the additional shares will be distributed to the broker on the stockholder’s behalf. The stock split is being administered by the Company’s transfer agent, Computershare Trust Company, N.A.

The Company’s press release outlining its performance for the fourth quarter of fiscal year 2024 will be issued after the close of the U.S. stock market on Thursday, October 10, 2024. Oil-Dri will host an earnings discussion via a live webcast on Friday, October 11, 2024 at 9:00 a.m. Central Time. Participation details are available on the Company’s website’s Events page.

About Oil-Dri Corporation of America
Oil-Dri Corporation of America (“Oil-Dri”) is a leading manufacturer and supplier of specialty sorbent products for the pet care, animal health and nutrition, fluids purification, agricultural ingredients, sports field, industrial and automotive markets. Oil-Dri is vertically integrated which enables the Company to efficiently oversee every step of the process from research and development to supply chain to marketing and sales. With over 80 years of experience, the Company continues to fulfill its mission to Create Value from Sorbent Minerals. To learn more about the Company, visit oildri.com.

Forward-Looking Statements
Certain statements in this press release may contain forward-looking statements, within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, that are based on our current expectations, estimates, forecasts and projections about our future performance, our business, our beliefs and our management’s assumptions. In addition, we, or others on our behalf, may make forward-looking statements in other press releases or written statements, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls and conference calls. Forward-looking statements can be identified by words such as “expect,” “outlook,” “forecast,” “would,” “could,” “should,” “project,” “intend,” “plan,” “continue,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “assume,” “potential,” “strive,” and similar references to future periods.

Such statements are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially, including, but not limited to, those described in our most recent Annual Report on Form 10-K and from time to time in our other filings with the Securities and Exchange Commission. Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, intended, expected, believed, estimated, projected, planned or otherwise expressed in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except to the extent required by law, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Contact:
Leslie A. Garber
Director of Investor Relations
Oil-Dri Corporation of America
InvestorRelations@oildri.com
(312) 321-1515
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